ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of this [    ] day of [            ], 2021, by and between J.P. Morgan Investment Management Inc., a Delaware corporation (“JPMIM”), BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (the “Sub-Administrator”), and J.P. Morgan Private Investments Inc., a Delaware corporation (“JPMPI”).

W I T N E S S E T H T H A T:

WHEREAS, as the result of a proposed reallocation of investment advisory, administrative and other services between JPMIM and JPMPI with respect to the J.P. Morgan Access Multi-Strategy Fund, LLC and J.P. Morgan Access Multi-Strategy Fund II (the “Funds”), JPMIM no longer intends to provide administrative services to the Funds under the existing Administration Agreements with respect to the Funds and JPMIM wishes to assign all of its duties and obligations to JPMPI and have JPMPI assume the role of administrator to the Funds; and

WHEREAS, JPMPI has indicated its willingness to accept such role and to assume JPMIM’s duties and obligations under the Administration Agreements; and

WHEREAS, JPMIM and the Sub-Administrator are parties to the Sub-Administration Agreements with respect to the Funds; and

WHEREAS, JPMIM wishes to assign all of its duties and obligations under the existing Sub-Administration Agreements with respect to the Funds to JPMPI and have JPMPI assume JPMIM’s duties and obligations under those Agreements; and

WHEREAS, JPMPI has indicated its willingness to accept such assignment and to assume JPMIM’s duties and obligations under the Sub-Administration Agreements; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    ASSIGNMENT. JPMIM hereby assigns to JPMPI all of JPMIM’s duties and obligations under the Sub-Administration Agreements.

2.    ASSUMPTION. JPMPI, intending to be legally bound, hereby agrees to assume all of the duties and obligations of JPMIM under the Sub-Administration Agreements and accepts the responsibilities required thereunder.

3.    REPRESENTATIONS OF JPMIM. JPMIM represents and warrants that: (i) all action required of JPMIM to assign its duties and obligations under the Sub- Administration Agreements with respect to the Funds has been taken; and (ii) this Agreement creates a valid and binding agreement enforceable against JPMIM in accordance with its terms.

4.    REPRESENTATIONS OF JPMPI. JPMPI represents and warrants that: (i) JPMPII is capable and is legally empowered to assume the duties and obligations being assigned to it hereunder; (ii) all action required of JPMPI to assume the duties and obligations being assigned to it hereunder has been taken; and (iii) this Agreement creates a valid and binding agreement enforceable against JPMPI in accordance with its terms.

5.    AGREEMENT AND CONSENT OF THE SUB-ADMINISTRATOR. The Sub- Administrator agrees with all actions taken and to be taken under this Agreement and consents to any and all requisite amendments and modifications to the Sub- Administration Agreements.

6.    GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, JPMIM, the Sub-Administrator and JPMPI hereby execute this Agreement as of the day and year first above written.

J.P. Morgan Investment Management Inc.

By:
Name:
Title:

BNY Mellon Investment Servicing (US) Inc.

By:
Name:
Title:

J.P. Morgan Private Investments Inc.

By:
Name:
Title:

AMENDMENT TO

SUB-ADMINISTRATION AGREEMENT

This AMENDMENT (“Amendment”) dated as of             , 2021 (the “Effective Date”) is made by and among JP MORGAN PRIVATE INVESTMENTS INC. (formerly JP Morgan Funds Management Inc.) (the “Administrator”) and BNY MELLON INVESTMENT SERVICING (US) INC. (the “Sub-Administrator”).

WHEREAS, Administrator and Sub-Administrator are parties to that certain Sub-Administration Agreement dated as of September 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and Sub-Administrator desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. The Agreement is hereby amended to include the following additional services to Appendix B:

(xiii) Prepare production calendar for each quarterly Board Meeting

(xiv) Draft notice of meeting, agenda and resolutions for quarterly Board Meeting

(xv) Organize and compile Board materials and post to electronic Board Book

(xvi) Attend Board Meetings

(xvii) Draft Board meeting minutes

(xviii) Manage minute review and comment process with Fund Counsel, Independent Fund Counsel and Board members

2.    As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

3.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The electronic signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

4.    This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the Effective Date.

JP MORGAN PRIVATE INVESTMENTS INC.

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title: